Exhibit 99.2

RCHPH Holdings, Inc.
Independent Auditor’s Report and
Consolidated Financial Statements
December 31, 2016

Independent Auditor’s Report

Board of Directors
RCHPH Holdings, Inc.
Beasley, Texas

We have audited the accompanying consolidated financial statements of RCHPH Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for the year then ended and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 20 to the financial statements, in 2016, RCHPH Holdings, Inc. adopted new accounting guidance that modifies the presentation requirements for debt issuance costs. Our opinion is not modified with respect to this matter.

Board of Directors
RCHPH Holdings, Inc.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RCHPH Holdings, Inc. and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ BKD, LLP

Evansville, Indiana
March 27, 2017, except for Notes 11, 18, 21 and 22, as to which the date is October 26, 2017

RCHPH Holdings, Inc.
Consolidated Balance Sheet
December 31, 2016
(In Thousands, Except Share Data)

Assets	2016
Current assets
Cash and cash equivalents	$58,539
Accounts receivable, net of allowance of $295	27,834
Inventories	24,217
Costs and estimated earnings in excess of billings on uncompleted contracts	2,202
Other current assets	1,826
Deferred income taxes	2,292
Assets held for sale	346
Total current assets	117,256
Property and equipment, net	21,789
Goodwill	164,288
Investments in joint ventures	2,769
Intangible assets, net	9,759
Other assets	8
$315,869

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt, net of unamortized discount and unamortized debt issuance costs of $1,443	$19,254
Accounts payable	14,818
Accrued expenses	7,789
Income taxes payable, net	223
Billings in excess of costs and estimated earnings on uncompleted contracts	23,138
Total current liabilities	65,222
Long-term debt, net of unamortized discount and unamortized debt issuance costs of $1,464	230,613
Deferred income taxes	24,456
Other long-term liabilities	7,503
Total liabilities	327,794
Stockholders’ equity (deficit)
Preferred stock Series A; $.001 par value; authorized 4,500,000 shares; issued and outstanding – 1,076,074 shares; $100 per share liquidation preference (cumulative dividends in arrears at 18% – $67,126)	107,607
Common stock Class A voting; $.001 par value; authorized 10,500,000 shares, issued and outstanding – 3,386,512 shares	283,616
Class B nonvoting; $.001 par value; authorized 500,000 shares, issued and outstanding – 26,600 shares	2,660
Additional paid-in capital	3,342
Retained deficit	(403,756)
Accumulated other comprehensive loss	(5,394)
Total stockholders’ equity (deficit)	(11,925)
$315,869
See Notes to Consolidated Financial Statements

RCHPH Holdings, Inc.
Consolidated Statement of Operations and Comprehensive Loss
Year Ended December 31, 2016
(In Thousands)

2016

Net sales	$169,823

Cost of goods sold	111,796

Gross profit	58,027

Operating expenses
Selling, general and administrative expenses	22,903
Goodwill impairment	16,018
Restructuring and other impairment	1,643

40,564

Operating income before equity in net income of joint venture investments	17,463

Equity in net income of joint venture investments	341

Operating income	17,804

Other (income) expense
Interest and financing expenses	14,400
Management fees	1,063
Other, net	(1,033)

14,430

Income before taxes	3,374

Income tax expense	8,559

Net loss	(5,185)

Other comprehensive loss, net of tax
Defined benefit pension plan net loss	(2)
Foreign currency translation adjustments	(1,933)

(1,935)

Comprehensive loss	$(7,120)

See Notes to Consolidated Financial Statements

RCHPH Holdings, Inc.
Consolidated Statement of Stockholders’ Equity (Deficit)
Year Ended December 31, 2016
(In Thousands, Except Share Data)

	Preferred Shares	Preferred Stock Amount	Class A Voting Shares	Class A Common Stock Amount	Class B Nonvoting Shares	Class B Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Deficit	Total

Balance, January 1, 2016	1,076,074	$107,607	3,386,512	$283,616	26,600	$2,660	$3,342	$(3,459)	$(398,571)	$(4,805)

Net loss	—	—	—	—	—	—	—	—	(5,185)	(5,185)
Comprehensive loss	—	—	—	—	—	—	—	(1,935)	—	(1,935)

Balance, December 31, 2016	1,076,074	$107,607	3,386,512	$283,616	26,600	$2,660	$3,342	$(5,394)	$(403,756)	$(11,925)

See Notes to Consolidated Financial Statements

RCHPH Holdings, Inc.
Consolidated Statement of Cash Flows
Year Ended December 31, 2016
(In Thousands)

2016
Cash flows from operating activities
Net loss	$(5,185)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	4,563
Amortization of deferred financing fees	457
Amortization of debt discount	860
Goodwill impairment	16,018
Other impairment	94
Gain on disposal of property and equipment	(119)
Provision for bad debts	(152)
Deferred income taxes	1,725
Equity in net income from joint venture investments	(341)
Dividends received from joint venture investments	312
Changes in assets and liabilities
Accounts receivable	15,013
Costs and estimated earnings in excess of billings on uncompleted contracts	3,226
Inventories	1,097
Other assets	(672)
Income taxes payable/refundable	2,898
Accounts payable	(1,670)
Accrued expenses and other liabilities	1,607
Billings in excess of costs and estimated earnings on uncompleted contracts	2,437
Net cash provided by operating activities	42,168
Cash flows from investing activities
Purchases of property and equipment	(3,249)
Proceeds from sale of property and equipment	1,431
Net cash used in investing activities	(1,818)
Cash flows from financing activities
Principal payments on long-term debt	(1,991)
Net cash used in financing activities	(1,991)
Net increase in cash and cash equivalents	38,359
Cash and cash equivalents, beginning of period	21,730
Foreign currency translation impact on cash	(1,550)
Cash and cash equivalents, end of period	$58,539
Supplemental cash flow information
Interest paid	$12,958
Income taxes paid	$3,776
Property and equipment purchases included in accounts payable	$110
See Notes to Consolidated Financial Statements

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies
Nature of operations: RCHPH Holdings, Inc. and its wholly owned subsidiaries (Company) design and manufacture heat transfer products for worldwide use in commercial, utility and industrial installations, serving the refining, gas and petrochemical processing, oil and gas production and transportation, power generation and heating, ventilation and air conditioning (HVAC) industries. The main products sold are air-cooled heat exchangers and axial flow fans. The Company is headquartered in Texas and operates manufacturing facilities in Texas, Oklahoma, China and Italy and has two 50% owned joint ventures located in Mexico and Saudi Arabia. At December 31, 2016, less than 10% of the Company’s total consolidated assets were maintained in foreign countries.
A summary of the Company’s significant accounting policies follows:
Principles of consolidation: The consolidated financial statements include the accounts of RCHPH Holdings, Inc. and its wholly owned subsidiary, Hudson Products Holdings, Inc. Hudson Parent Corporation and Hudson Products Holdings Cooperatief UA are wholly owned subsidiaries of Hudson Products Holdings, Inc. Hudson Products Corporation (an operating entity and its wholly owned subsidiary, Hudson Heat Transfer International, Inc.), Hudson Products Middle East, LLC, Cofimco USA, Inc., and Hudson-Cofimco, Limited are wholly owned subsidiaries of Hudson Parent Corporation; Premier Steel (1990) Inc., is a wholly owned subsidiary of Hudson Parent Corporation. During 2015, the Company’s board of directors resolved to close the Premier Steel (1990) location, and the Company is in the process of finalizing the liquidation and dissolution. Smithco Engineering, Inc. and Metal Services, Inc. (collectively Smithco) were wholly owned subsidiaries of Hudson Parent Corporation through December 29, 2016. During 2016, the Company’s board of directors resolved to consolidate manufacturing and merge the Smithco Engineering, Inc. and Metal Services, Inc. entities with and into the Hudson Products Corporation operating entity and such merger was effective December 29, 2016. Hudson Products Netherlands B.V. is a wholly owned subsidiary of Hudson Products Holdings Cooperatief UA, and is the parent company of Cofimco Industrial Fans India Private, Ltd. and Cofimco S.r.l. Cofimco International (Shanghai) Trading Co., Inc. is a wholly owned subsidiary of Cofimco S.r.l. During 2015, the Company’s board of directors resolved to close the Cofimco Industrial Fans India Private, Ltd. location, and the Company is in the process of finalizing the liquidation and dissolution. Certain restructuring and impairment charges were recorded in conjunction with the closures and mergers that occurred during 2016 as more fully discussed in Note 19. All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Foreign currency translation and transactions: The financial statements of all consolidated non-U.S. subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity and a weighted-average exchange rate for each period for revenues and expenses. Foreign currency translation adjustments are recorded in stockholders’ equity since the local currency of each subsidiary is the functional currency. Foreign currency transaction gains and losses are included in earnings to the extent that they affect functional

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 1:	Nature of Business and Summary of Significant Accounting Policies (continued)
currency cash flows. For the year ended December 31, 2016, the Company recorded net foreign currency transaction gains of $1,143. The Company has adopted the provisions of Accounting Standards Update (ASU) 2013-05, Foreign Currency Matters, with respect to accounting for the release of the cumulative translation adjustment to income upon the liquidation or substantially complete liquidation of foreign subsidiaries.
Cash and cash equivalents: The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2016, the Company’s cash balances exceeded federally insured limits by approximately $60,582. Approximately $12,496 of the excess at December 31, 2016, related to deposits in foreign bank accounts of the Company’s subsidiaries.
Accounts receivable: Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.
Inventory pricing: Inventories are valued at the lower of cost or market with cost determined using the first-in, first-out method. Management determines the reserve for obsolete inventory through reviews of quantities, usage reports, production mix and customer demand.
Property and equipment: Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset. Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or their respective estimated useful lives.
The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Category	Years

Building and improvements	9–40
Machinery and equipment	3–10
Vehicles	5
Furniture and office equipment	5–10

Goodwill: Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements. Goodwill in the accompanying consolidated balance sheet relates to Hudson Products Corporation (the Hudson Products reporting unit); Cofimco USA, Inc., Cofimco S.r.l. and certain other Cofimco subsidiaries (collectively the Cofimco reporting unit); and Smithco Engineering, Inc. and Metal Services, Inc. (collectively the Smithco reporting unit).

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 1:	Nature of Business and Summary of Significant Accounting Policies (continued)
Investments in joint ventures: The Company has 50% investments in two foreign entities. The Company does not have a controlling interest in either of the entities. The Company accounts for its investments using the equity method of accounting whereby its share of net income (loss) is added to the investment account. Any distributions received are recorded as a reduction in the investment account.
Intangible assets: Intangible assets with finite lives include customer relationships (15-year life), patents (15-year life) and certain other intangibles, which are being amortized on a straight-line basis over their respective lives. Such assets are periodically evaluated as to the recoverability of their carrying values. No intangible asset impairment was recognized for the year ended December 31, 2016, apart from goodwill.
Long-lived asset impairment: The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. During the year ended December 31, 2016, the Company recorded impairment of $94 related to property and equipment in conjunction with the closure of Cofimco Industrial Fans India Private, Ltd. as further discussed in Note 19. Such impairment is included in restructuring and other impairment in the accompanying consolidated statement of operations and comprehensive loss. Fair value was determined based on management estimates and market data.
Income taxes: The foreign income from Cofimco S.r.l. is included on the U.S. corporate tax returns of the Company, pursuant to a “check the box” election by the Company. The Company’s U.S. subsidiaries file U.S. income tax returns as a consolidated group. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. Deferred taxes are provided using the liability method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.
Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50%; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 1:	Nature of Business and Summary of Significant Accounting Policies (continued)
Cofimco S.r.l. also files local income tax returns in Italy with resulting foreign tax credits being deducted on the Company’s U.S. consolidated tax return. The controlled foreign corporate subsidiaries in China, India and Canada are precluded from participating in the U.S. consolidated tax filing and record taxes on their respective financial statements.
The Company files tax returns in the U.S. federal and state jurisdictions. The Company is no longer subject to U.S. federal and state examinations by tax authorities for years before 2013 and 2012, respectively.
Recognition of revenue and costs: Revenue from equipment contracts is generally recognized on the percentage-of-completion method of accounting, measured by the percentage of actual labor hours incurred to total anticipated labor hours based on current estimates of hours to complete the project
(cost-to-cost method), or upon completion for smaller equipment contracts. If it becomes known the anticipated final total cost will exceed the contracted sales amount, the excess of cost over the contract amount is immediately recognized as a loss on the contract. For certain customer-requested bill and hold transactions, revenue is recognized after the customer has been notified that the products have been completed according to the customer specifications, title and risk of loss have passed and the products are ready for delivery. Revenue from the sale of fans is generally recognized as such products are delivered to customers.
Contract costs include all direct costs consisting of labor, material and indirect costs related to contract performance. Operating expenses, consisting of selling, general and administrative expense, are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The Company also provides for estimated warranty costs relating to delivery, installation and performance of completed equipment. Although management uses the best information available in accruing contract and warranty costs, changes in job performances, job conditions, estimated profitability and project performance may result in revisions of costs and income in the near term. These revisions are recognized in the period in which they are determinable.
Comprehensive loss: Comprehensive loss consists of net loss and other comprehensive loss, net of applicable income taxes. Other comprehensive loss includes changes in the funded status of the defined benefit pension plan and foreign currency translation adjustments.
Equity-based compensation: The Company maintains various equity-based compensation arrangements, which are described more fully in Note 14.
Taxes collected from customers and remitted to government authorities: Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated statement of operations and comprehensive loss on a net basis.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 2:	Acquired Intangible Assets and Goodwill
The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2016, were:

	2016
	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets
Customer relationships	$17,899	$10,208
Patents	4,400	2,444
Other	1,339	1,227

	$23,638	$13,879
Amortization expense was $1,448 for the year ended December 31, 2016. Estimated amortization expense for each of the following five years is:

2017	$1,485
2018	$1,485
2019	$1,485
2020	$1,448
2021	$1,448

The changes in the carrying amount of goodwill for the year ended December 31, 2016, were:

2016
Balance as of January 1
Goodwill	$470,928
Accumulated impairment losses	(290,622)
180,306
Impairment losses	(16,018)
Balance as of December 31
Goodwill	470,928
Accumulated impairment losses	(306,640)

$164,288
Goodwill is allocated to the three distinct reporting units of the Company. For the year ended
December 31, 2016, because of overall market conditions, future earnings forecasts were revised. These revisions in conjunction with changes in overall market multiples resulted in a goodwill impairment loss of $16,018 for the year ended December 31, 2016. The fair values of the reporting units of the Company were estimated using the expected present value of future cash flows for each respective reporting unit and relevant market data.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 3:	Costs, Estimated Earnings and Billings on Uncompleted Contracts
The costs, estimated earnings and billings on uncompleted contracts consisted of the following at December 31, 2016:

2016

Costs and estimated earnings in excess of billings on uncompleted contracts
Costs incurred	$28,784
Estimated earnings	7,588
Total costs and estimated earnings	36,372
Less billings	34,170
Costs and estimated earnings in excess of billings on uncompleted contracts	$2,202
Billings in excess of costs and estimated earnings on uncompleted contracts
Costs incurred	$53,495
Estimated earnings	13,860
Total costs and estimated earnings	67,355
Less billings	90,493
Billings in excess of costs and estimated earnings on uncompleted contracts	$(23,138)

Note 4:    Inventories
Inventories consisted of the following at December 31, 2016:

2016

Raw materials	$16,936
Work-in-process	4,533
Finished goods	2,748
$24,217

Note 5:	Investments in Joint Ventures
The Company has 50% equity investments in Hudson Products de Mexico, S.A. de C.V. (HPM) and Zamil Hudson Company, Ltd. (Zamil).
The following is a summary of condensed financial information (in U.S. dollars) as of and for the year ended December 31, 2016, for HPM. No information is presented for Zamil due to the insignificance of its financial position and results of operations as of and for the year ended December 31, 2016, in relation to the consolidated financial statements as a whole. The Company and its joint venture partner are in the process of liquidating Zamil; the Company does not expect any significant impairment charges to result

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 5:	Investments in Joint Ventures (continued)
from such liquidation. The amount of the Company’s share of net income of HPM for the year ended December 31, 2016, was $326. The amount of the Company’s share of net income (loss) of Zamil for the year ended December 31, 2016, was $15.

2016
Hudson Products de Mexico

Assets
Current assets	$4,022
Property and equipment, net	2,316
Total assets	$6,338
Liabilities
Current liabilities	$1,157
Noncurrent liabilities	281
Total liabilities	1,438
Equity	4,900
Total liabilities and equity	$6,338
Net sales	$9,128
Cost of goods sold	8,031
Gross profit	1,097
Selling, general, administrative and other expenses, net	445
Net income	$652

Amounts recorded by the Company:

Equity in net income of joint venture investment	$326
Cash distributions received	$312

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 6:    Property and Equipment
Property and equipment consisted of the following at December 31, 2016:

2016

Land and land improvements	$3,504
Buildings and improvements	9,126
Machinery and equipment	22,625
Vehicles	158
Furniture and office equipment	1,829
Construction in process	2,539
39,781
Less accumulated depreciation	17,992
$21,789
Note 7:    Long-Term Debt
Long-term debt consisted of the following at December 31, 2016:

2016

Term loan, net of unamortized discount and unamortized debt issuance costs of $2,907	$249,843
Capital lease obligation	24
249,867
Less current maturities, net of unamortized discount and unamortized debt issuance costs of $1,443	19,254

$230,613
Term loan, revolving credit facility and swing line loans: At December 31, 2016, the credit agreement was comprised of a $30,000 revolving credit facility and $270,000 in original term loans. Borrowings under the credit agreement are collateralized by substantially all assets of the Company. The revolving credit facility matures in September 2018 and the term loan matures in March 2019. A portion of the revolving credit facility may be made available in the form of swing line loans from time to time. At December 31, 2016, there were no amounts borrowed under the revolving credit facility or under the swing line provisions. Unamortized discount and unamortized debt issuance costs, based on an effective interest rate of 5.0%, were $2,907 in the aggregate.
The credit agreement requires quarterly principal payments and mandatory prepayments if certain cash flow targets or other conditions are met, and allows for certain optional prepayments. At December 31, 2016, the required mandatory prepayment totaled $20,024 and was included in current maturities of long-term debt on the consolidated balance sheet.
The credit agreement contains multiple interest rate options which allow the Company to choose between a U.S. prime rate based interest rate or a London Interbank Offered Rate (LIBOR) based interest rate, plus an applicable margin. Interest is generally payable quarterly. At December 31, 2016, the Company was paying interest on the outstanding balance at 5.00%.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 7:     Long-Term Debt (continued)
Maturities of long-term debt and payments on capital lease obligations as of December 31, 2016, were as follows (net of unamortized discount and unamortized debt issuance costs):

	Long-Term Debt (Exc. Leases)	Capital Lease Obligations

2017	$19,230	$25
2018	601	—
2019	230,012	—

	$249,843	25
Less amount representing interest		1
		$24

Note 8:    Operating Leases
The Company leases manufacturing and office facilities, as well as certain manufacturing and office equipment, under noncancellable operating leases that expire at various dates through 2019. The Company is responsible for taxes, maintenance, utilities and insurance on certain of these leases.
The future minimum lease payments under the Company’s operating leases at December 31, 2016, were as follows:

Years ending December 31:
2017	$646
2018	230
2019	42

$918

Rent expense recorded for these leases was approximately $874 for the year ended December 31, 2016.

Note 9:    Product Warranties
The Company warrants to the original purchaser of its products, generally for a period of 12 to 18 months, that it will repair or replace, without charge, products if they fail due to a manufacturing defect within a specified period. The Company estimates the cost that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, historical and anticipated rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company uses historical trends to assist in determining the appropriate warranty accrual levels. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheet.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 9:    Product Warranties (continued)
Changes to accrued warranty expense were as follows:

2016

Beginning balance, January 1	$841

Warranty accruals	261
Warranty expenditures	(446)

Ending balance, December 31	$656

Note 10:    Stockholders’ Equity Matters
Classes of stock: The Company is authorized to issue three classes of stock (voting common stock, nonvoting common stock and preferred stock). The common stock consists of Class A Voting Common Stock (Class A) and Class B Nonvoting Common Stock (Class B). Holders of Class A are entitled to one vote per share. Except as otherwise provided by law, holders of Class B have no voting rights.
Shares of the preferred stock are convertible into shares of voting common stock at the option of the holder, as determined by dividing the sum of the original issue price of $100 and all unpaid accruing dividends thereon by an established conversion price. The initial conversion price of the preferred shares into voting common stock was $60. The conversion price is subject to adjustment under certain circumstances, such as stock split, issuance of additional shares of common stock, dividends or merger. Dividends on the preferred stock are cumulative and accrue on such shares at the rate of 18% per year, compounded quarterly. Such dividends are presented in arrears until such declaration occurs. At December 31, 2016, there were no accrued unpaid dividends. The preferred stock was issued with a liquidation preference over the Company’s common stock.
Note 11:    Income Taxes
The tax effects of temporary differences related to deferred taxes shown on the balance sheet at
December 31, 2016, were:

2016

Deferred tax assets
Receivable and other reserves and allowances	$854
Capitalized inventory costs and revenue recognition differences	268
Accrued expenses	2,803
Foreign subsidiary deferred tax assets	186
Stock option expense	1,272
Net operating losses and foreign tax credits	2,258
Defined benefit pension plan	221
Capital loss carryforward	659
Foreign currency translation	430
Other	184
9,135

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 11:    Income Taxes (continued)

Deferred tax liabilities
Intangible assets	$23,249
Prepaid expenses	306
Property and equipment	2,913
Cancellation of indebtedness	2,259
Basis in foreign subsidiaries	1,913

Net deferred tax liability before valuation allowance	(21,505)

Valuation allowance
Beginning balance	(3,513)
Decrease during the period	2,854

Ending balance	(659)

Net deferred tax liability	$(22,164)
The above net deferred tax liability is presented on the consolidated balance sheet as of December 31, 2016, as follows:

2016

Deferred tax asset – current	$2,292
Deferred tax liability – long term	(24,456)

Net deferred tax liability	$(22,164)

Income tax expense for the year ended December 31, 2016, includes these components:

2016

Domestic
Taxes currently payable	$4,513
Deferred income taxes	1,599
Foreign
Taxes currently payable	2,321
Deferred income taxes	126
$8,559

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 11:    Income Taxes (continued)
A reconciliation of income tax expenses at the statutory rate to the Company’s actual income tax expense is shown below:

2016

Computed at the statutory rate (34%)
Increase (decrease) resulting from	$1,147
Goodwill impairment	5,446
Impact of state income taxes	185
Impact of foreign income taxes	1,651
Expiration of foreign tax credit	2,998
Decrease in the deferred tax asset valuation allowance	(2,854)
Other	(14)
Actual tax expense	$8,559

The Company has operating loss carryforwards of approximately $7,800 pertaining to certain foreign subsidiaries that begin to expire in 2030.

Note 12:    Accumulated Other Comprehensive Loss
The components of accumulated other comprehensive loss included in stockholders’ equity (deficit) are as follows:

2016

Foreign currency translation adjustments	$(5,029)
Net defined benefit pension plan deferred amounts	(365)

$(5,394)

The tax effect on the accumulated other comprehensive loss components above is insignificant and is not presented separately herein. During the year ended December 31, 2016, a net amount of $559 was reclassified from accumulated other comprehensive loss to income in conjunction with the complete or substantially complete liquidation of certain foreign subsidiaries, and such amount is included in other income on the consolidated statement of operations and other comprehensive loss. Other amounts reclassified from accumulated other comprehensive loss to income during 2016 were insignificant and are not presented herein.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 13:    Employee Benefits
Profit-sharing plan: The Company maintains a qualified defined contribution plan established under Internal Revenue Section 401(k) covering substantially all domestic full-time employees who have met certain eligibility requirements. The Company matches 50% of employees’ contributions up to 6% of an individual’s earnings. Additionally, the profit-sharing portion of the plan allows the Company to make a discretionary contribution. Matching contributions to the plan totaled $573 for the year ended
December 31, 2016.
Defined benefit pension plan: The Company has a noncontributory defined benefit pension plan covering certain employees at a subsidiary who meet the plan’s eligibility requirements. The Company’s funding policy is to make the minimum annual contribution that is required by applicable regulations, plus such amounts as the Company may determine to be appropriate from time to time. At December 31, 2016, the Company had recorded a liability of $1,022 with respect to this plan, and such liability was included in other long-term liabilities on the consolidated balance sheet. Due to insignificance in relation to the consolidated financial statements as a whole, the detailed provisions of the plan and related disclosure information has not been presented in these consolidated financial statements.
Staff severance program: The Company has an unfunded severance program covering employees of its Italian subsidiary. The provisions of the program are governed by Italian law. At December 31, 2016, the Company had recorded a liability of $373 with respect to this program, and such liability was included in other long-term liabilities on the consolidated balance sheet. Due to insignificance in relation to the consolidated financial statements as a whole, the detailed provisions of the program have not been presented in these consolidated financial statements.

Note 14:    Equity-Based Compensation
Stock option plan: The Company’s Equity Incentive Plan (Plan) permits the grant of share options and various other share-based awards to its employees and certain consultants to the Company. The Company believes such awards better align the interests of its employees with those of its stockholders. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant and may vest based on years of service or certain performance criteria; the service-based option awards generally vest based on five years of continuous service and have 10-year contractual terms. The performance-based option awards are based on the attainment of certain performance criteria, as outlined in the Plan, and generally vest once such performance criteria has been met. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Plan).
The fair value of each option award was estimated on the date of grant using a Black-Scholes option valuation model that used various assumptions. Expected volatility was based on industry comparisons and certain other factors. The expected term of options granted represents the period of time that options are expected to be outstanding. The risk-free rate for periods within the contractual life of the option was based on the U.S. Treasury yield curve in effect at the time of grant.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 14:    Equity-Based Compensation (continued)
A summary of option activity under the Plan as of December 31, 2016, and changes during the year then ended is presented below:

2016
	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Outstanding, beginning of year	76,213	$100	4.82
Forfeited	(2,600)	100	3.24

Outstanding, end of year	73,613	$100	3.24

Exercisable, end of year	67,363

A summary of the status of the Company’s nonvested shares as of December 31, 2016, and changes during the year then ended is presented below:

	Shares	Weighted-Average Grant-Date Fair Value

Nonvested, beginning of year	7,500	$—
Vested	(1,250)	—

Nonvested, end of year	6,250	$—

At December 31, 2016, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements due to the fact that the fair value of all remaining outstanding options was determined to be $0 on the grant date of such options.
Long-term equity-based incentive payments: The Company has entered into agreements with certain employees whereby the Company is obligated to pay such employees amounts upon the attainment of certain targets and/or a change in control of the Company. Amounts are payable under these agreements if the estimated Investment Proceeds (as defined within in the agreements) exceed certain thresholds stated in the agreements or if such proceeds create an internal rate of return for the majority stockholder in excess of an established threshold. No expense associated with these agreements was recorded for the year ended December 31, 2016.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 15:    Related-Party Transactions
The Company purchases fan blades, structural steel and drafting services from HPM for use in the manufacturing of air-cooled heat exchangers. Purchases from HPM were $5,855 for the year ended December 31, 2016. The Company had $1,542 due to HPM at December 31, 2016. The Company also periodically sells raw materials and miscellaneous supplies to HPM. Sales to HPM were $0 for the year ended December 31, 2016. Accounts receivable from HPM were $72 at December 31, 2016. All amounts and transactions disclosed with HPM are in U.S. dollars.
The Company historically sold fan blades and air cooled heat exchangers and related parts and supplies to Zamil. Sales to Zamil were $0 for the year ended December 31, 2016. Net accounts receivable due from Zamil were $0 at December 31, 2016. All amounts and transactions disclosed with Zamil are in U.S. dollars.
Management fees recorded by the Company to its majority stockholder, including out-of-pocket expenses and miscellaneous other expenses, totaled $1,063 for the year ended December 31, 2016.
At December 31, 2016, $4,967 was accrued in relation to such fees and are recorded in other long-term liabilities on the consolidated balance sheet due to expectations on the timing of such payments.

Note 16:    Significant Estimates and Concentrations
Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:
Major customer: There was one customer with net sales of $34,519 that exceeded 10% of consolidated net sales for the year ended December 31, 2016.
General claims and litigation: The Company is subject to claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the Company’s consolidated financial position.
Significant estimates: The Company employs estimates in a number of areas in financial reporting. It is reasonably possible that events could occur that would change the estimated amounts of these items materially in the near term. The more significant estimates include:

•	Valuing inventories for obsolescence

•	Valuing accounts receivable (collectibility)

•	Valuing goodwill and intangible assets and analyzing for impairment

•	Analyzing long-lived assets for impairment

•	Estimating product warranty liabilities

•	Valuing jobs in process under the percentage completion method

•	Income taxes

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 17:    Commitments
Letters of credit: The Company had approximately $20,599 at December 31, 2016, committed under letters of credit.

Note 18:    Disclosures About Fair Value of Assets and Liabilities
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable. There is a hierarchy of three levels of inputs that may be used to measure fair value:
Level 1    Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
Nonrecurring measurements: Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheet, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.
Certain long-lived tangible assets were valued at estimated fair value on December 31, 2016, due to impairment recorded. The fair value was estimated using management estimates and observable market data and, therefore, was classified within Level 2 of the valuation hierarchy.
Goodwill at December 31, 2016, was valued at fair value for certain reporting units due to recognized impairment. The implied fair value was estimated using recent market transactions on similar assets and discounted cash flows. Key inputs include comparability discounts, weighted average cost of capital and long-term growth rates which cannot be corroborated by observable market data and, therefore, is classified within Level 3 of the valuation hierarchy.
Testing and measuring impairment of goodwill and other intangibles is completed by management through the use of an independent valuation firm. Valuations and significant inputs developed by the independent valuation firm are reviewed by management for accuracy and reasonableness compared to expected changes for the period. The major inputs and methodology are provided to the management for approval as part of the valuation process.

Fair Value of Financial Instruments: The financial instruments recorded in the financial statements include cash and cash equivalents and long-term debt. The cash and cash equivalents are classified within Level 1 of the valuation hierarchy. Long-term debt is classified in Level 2 of the valuation hierarchy.

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 18:    Disclosures About Fair Value of Assets and Liabilities (continued)
The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying consolidated balance sheet at amounts other than fair value.

Cash and Cash Equivalents
The carrying amount approximates fair value.

Long-term Debt
Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities and determined through the use of a discounted cash flow model. The carrying amount approximates fair value.

Note 19:    Restructuring and Impairment
As a result of the closure of Cofimco Industrial Fans India Private, Ltd., the Company evaluated certain assets for impairment under Accounting Standards Codification (ASC) Topic 360, which resulted in the identification of $94 of long-lived tangible asset impairment charges for this entity for the year ended December 31, 2016. This amount was recorded in restructuring and impairment expenses on the consolidated statement of operations and comprehensive loss. In conjunction with the closures of Cofimco Industrial Fans India Private, Ltd., the merger of Smithco Engineering, Inc. and Metal Services, Inc. into the Hudson Products Corporation operating entity and also as a result of reductions in force at certain of the other subsidiaries, the Company recorded severance and related costs, as well as certain other restructuring charges in the amount of $1,549 for the year ended December 31, 2016. All of these amounts were recorded in restructuring and other impairment expense in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2016.

Note 20:    Change in Accounting Principle
Effective January 1, 2016, the Company elected application of ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30) Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires debt issuance costs to be presented as a direct deduction from the debt liability, consistent with debt discounts or premiums, rather than as a deferred asset. Recognition and measurement guidance for debt issuance costs is not affected by this new guidance.

Note 21:    Recently Issued Accounting Standards
In January 2017, the Financial Accounting Standards Board (FASB) issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which is intended to reduce the complexity surrounding testing goodwill for impairment. To simplify the subsequent measurement of goodwill, the amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 21:    Recently Issued Accounting Standards (continued)
that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company is currently evaluating the effect of this ASU on its consolidated financial statements and disclosures.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on eight specific cash flow issues. Management has concluded that implementation of this update will not have a material impact on the Company’s consolidated financial statements.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which is intended to increase transparency and comparability of accounting for lease transactions. The ASU will require all leases to be recognized on the consolidated balance sheet as lease assets and lease liabilities. Lessor accounting remains similar to the current model, but updated to align with certain changes to the lessee model, e.g., certain definitions, such as initial direct costs, have been updated. Lessees will need to recognize a right of use asset and a lease liability for virtually all of their leases. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For statement of income purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit thresholds. The ASU will require both quantitative and qualitative disclosures regarding key information about leasing arrangements. The new standard must be adopted using a modified retrospective transition and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. The Company is currently evaluating the effect of this ASU on its consolidated financial statements and disclosures.
The FASB has issued ASU 2014-09, Revenue from Contracts with Customers (ASC 606), ASU 2015-14, Revenue from Contracts with Customers (ASC 606): Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers (ASC 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10, Revenue from Contracts with Customers (ASC 606): Identifying Performance Obligations and Licensing, and ASU 2016-12, Revenue from Contracts with Customers (ASC 606): Narrow Scope Improvements and Practical Expedients, and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, all of which amend existing revenue recognition guidance and require additional financial statement disclosures. The Company is currently evaluating the effect of these ASUs on its consolidated financial statements and disclosures

Note 22:    Subsequent Events
Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the consolidated financial statements were issued.
On June 30, 2017, the Company entered into an agreement and plan of merger with Chart Industries, Inc. and Chart Sully Corporation. This agreement and plan of merger was subject to certain conditions, including consents of or filings with relevant antitrust authorities, and the merger ultimately became effective September 20, 2017. On this date, Chart Sully Corporation merged with and into the Company

RCHPH Holdings, Inc.
Notes to Consolidated Financial Statements
December 31, 2016
(In Thousands)

Note 22:    Subsequent Events (continued)
and the Company, as the surviving corporation of the merger, continued as a wholly owned subsidiary of Chart Industries, Inc.
The consummation of this transaction and change in control of the Company triggered recognition of expense under the Company’s long-term equity-based incentive arrangements of approximately $5,400 subsequent to December 31, 2016. In addition, the Company recorded investment banking fees totaling approximately $3,000, transaction fees to its majority stockholder totaling approximately $4,100, and other acquisition-related fees and expenses totaling approximately $4,000 subsequent to December 31, 2016, in conjunction with the consummation of this transaction.

RCHPH Holdings, Inc.
Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2017 and 2016

RCHPH Holdings, Inc.
Six Months Ended June 30, 2017 and 2016

Independent Auditor’s Review Report

Board of Directors
RCHPH Holdings, Inc.
Beasley, Texas

Report on the Consolidated Financial Statements
We have reviewed the accompanying condensed consolidated financial statements of RCHPH Holdings, Inc. which comprise the condensed consolidated balance sheet as of June 30, 2017, and the related condensed consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the six months ended June 30, 2017 and 2016.
Management’s Responsibility
Management is responsible for the preparation and fair presentation of the condensed consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.
Auditor’s Responsibility
Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.
Conclusion
Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial information referred to above for it to be in conformity with accounting principles generally accepted in the United States of America.
Emphasis of Matter
As discussed in Note 10 to the financial statements, effective January 1, 2017, RCHPH Holdings, Inc. adopted new accounting guidance regarding classification of deferred tax assets and liabilities. Our conclusion is not modified with respect to this matter.

1

Board of Directors
RCHPH Holdings, Inc.

Report on Condensed Consolidated Balance Sheet as of December 31, 2016
We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for the year then ended (not presented herein); and in our report dated March 27, 2017, except for Notes 11, 18, 21 and 22 as to which the date is October 26, 2017, we expressed an unmodified opinion on those audited consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet of RCHPH Holdings, Inc. as of December 31, 2016, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ BKD, LLP

Evansville, Indiana
October 26, 2017

2

RCHPH Holdings, Inc.
Condensed Consolidated Balance Sheets
June 30, 2017 (Unaudited) and December 31, 2016 (Audited)
(In Thousands, Except Share Data)

Assets	June 30, 2017 (Unaudited)	December 31, 2016 (Audited)
Current assets
Cash and cash equivalents	$43,643	$58,539
Accounts receivable, net of allowance of $469 and $295	27,635	27,834
Inventories	22,329	24,217
Costs and estimated earnings in excess of billings on uncompleted contracts	3,194	2,202
Other current assets	1,332	1,826
Income taxes receivable, net	81	—
Deferred income taxes	—	2,292
Assets held for sale	126	346
Total current assets	98,340	117,256
Property and equipment, net	22,485	21,789
Goodwill	164,288	164,288
Investments in joint ventures	2,822	2,769
Intangible assets, net	9,038	9,759
Other assets	—	8
	$296,973	$315,869

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt, net of unamortized discount and unamortized debt issuance costs of $1,211 and $1,443	$418	$19,254
Accounts payable	19,780	14,818
Accrued expenses	6,758	7,789
Income taxes payable, net	—	223
Billings in excess of costs and estimated earnings on uncompleted contracts	15,292	23,138
Total current liabilities	42,248	65,222
Long-term debt, net of unamortized discount and unamortized debt issuance costs of $859 and $1,464	230,238	230,613
Deferred income taxes	22,549	24,456
Other long-term liabilities	8,022	7,503
Total liabilities	303,057	327,794
Stockholders’ equity (deficit)
Preferred stock Series A; $.001 par value; authorized 4,500,000 shares; issued and outstanding June 30, 2017, and December 30, 2016 – 1,076,074 shares; $100 per share liquidation preference (cumulative dividends in arrears at 18%, June 30, 2017 – $83,071; December 31, 2016 – $67,126)	107,607	107,607
Common stock Class A voting; $.001 par value; authorized 10,500,000 shares, issued and outstanding June 30, 2017, and December 31, 2016 – 3,386,512 shares	283,616	283,616
Class B nonvoting; $.001 par value; authorized 500,000 shares, issued and outstanding June 30, 2017, and December 31, 2016 – 26,600 shares	2,660	2,660
Additional paid-in capital	3,342	3,342
Retained deficit	(399,722)	(403,756)
Accumulated other comprehensive loss	(3,587)	(5,394)
Total stockholders’ equity (deficit)	(6,084)	(11,925)
	$296,973	$315,869
See Notes to Condensed Consolidated Financial Statements

3

RCHPH Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2017 (Unaudited)	2016 (Unaudited)

Net sales	$99,326	$95,094

Cost of goods sold	70,797	62,445

Gross profit	28,529	32,649

Operating expenses Selling, general and administrative expenses	11,862	11,495
Goodwill impairment	—	16,019
Restructuring and other impairment	1,123	501

	12,985	28,015

Operating income before equity in net income of joint venture investments	15,544	4,634

Equity in net income of joint venture investments	135	147

Operating income	15,679	4,781

Other (income) expense
Interest and financing expenses	7,122	7,194
Management fees	534	525
Other, net	1,155	(593)

	8,811	7,126

Income (loss) before taxes	6,868	(2,345)

Income tax expense	2,834	5,936

Net income (loss)	4,034	(8,281)

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	1,807	(504)

	1,807	(504)

Comprehensive income (loss)	$5,841	$(8,785)
See Notes to Condensed Consolidated Financial Statements

4

RCHPH Holdings, Inc.
Condensed Consolidated Statements of Stockholders’ Equity (Deficit)
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands, Except Share Data)

	Preferred Shares	Preferred Stock Amount	Class A Voting Shares	Class A Common Stock Amount	Class B Nonvoting Shares	Class B Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Deficit	Total

Balance, January 1, 2016	1,076,074	$107,607	3,386,512	$283,616	26,600	$2,660	$3,342	$(3,459)	$(398,571)	$(4,805)

Net loss	—	—	—	—	—	—	—	—	(8,281)	(8,281)
Comprehensive loss	—	—	—	—	—	—	—	(504)	—	(504)

Balance, June 30, 2016	1,076,074	$107,607	3,386,512	$283,616	26,600	$2,660	$3,342	$(3,963)	$(406,852)	$(13,590)

Balance, January 1, 2017	1,076,074	$107,607	3,386,512	$283,616	26,600	$2,660	$3,342	$(5,394)	$(403,756)	$(11,925)
Net income	—	—	—	—	—	—	—	—	4,034	4,034
Comprehensive income	—	—	—	—	—	—	—	1,807	—	1,807

Balance, June 30, 2017	1,076,074	$107,607	3,386,512	$283,616	26,600	$2,660	$3,342	$(3,587)	$(399,722)	$(6,084)
See Notes to Condensed Consolidated Financial Statements

5

RCHPH Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2017 (Unaudited)	2016 (Unaudited)
Cash flows from operating activities
Net income (loss)	$4,034	$(8,281)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,301	2,302
Amortization of deferred financing fees	291	229
Amortization of debt discount	546	430
Goodwill impairment	—	16,018
Other impairment	—	94
Gain on disposal of property and equipment	(128)	(119)
Provision for bad debts	—	(145)
Deferred income taxes	385	2,154
Equity in net income from joint venture investments	(135)	(147)
Dividends received from joint venture investments	—	161
Changes in assets and liabilities
Accounts receivable	199	14,300
Costs and estimated earnings in excess of billings on uncompleted contracts	(992)	3,654
Inventories	1,888	4,394
Other assets	502	(79)
Income taxes payable/refundable	(304)	2,509
Accounts payable	5,096	(1,505)
Accrued expenses and other liabilities	(512)	(261)
Billings in excess of costs and estimated earnings on uncompleted contracts	(7,846)	(3,408)
Net cash provided by operating activities	5,325	32,300
Cash flows from investing activities
Purchases of property and equipment	(2,419)	(1,971)
Proceeds from sale of property and equipment	461	1,431
Net cash used in investing activities	(1,958)	(540)
Cash flows from financing activities
Principal payments on long-term debt	(20,048)	(673)
Net cash used in financing activities	(20,048)	(673)
Net increase (decrease) in cash and cash equivalents	(16,681)	31,087
Cash and cash equivalents, beginning of period	58,539	21,730
Foreign currency translation impact on cash	1,785	(516)
Cash and cash equivalents, end of period	$43,643	$52,301
Supplemental cash flow information
Interest paid	$6,232	$6,477
Income taxes paid	$3,906	$1,241
See Notes to Condensed Consolidated Financial Statements

6

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies
Nature of operations: RCHPH Holdings, Inc. and its wholly owned subsidiaries (Company) design and manufacture heat transfer products for worldwide use in commercial, utility and industrial installations, serving the refining, gas and petrochemical processing, oil and gas production and transportation, power generation and heating, ventilation and air conditioning (HVAC) industries. The main products sold are air-cooled heat exchangers and axial flow fans. The Company is headquartered in Texas, and operates manufacturing facilities in Texas, Oklahoma, China and Italy and has two 50% owned joint ventures located in Mexico and Saudi Arabia.
A summary of the Company’s significant accounting policies follows:
Basis of presentation: The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles for interim financial information generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Interim results are not necessarily indicative for results of a full year. Certain information and note disclosures normally included in the Company’s annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company’s 2016 annual consolidated financial statements and notes thereto.
The information furnished herein reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the condensed consolidated balance sheets as of June 30, 2017, and June 30, 2016, the condensed consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2017 and 2016, the condensed consolidated statements of stockholders’ equity (deficit) for the six months ended June 30, 2017 and 2016, and the condensed consolidated statements of cash flows for the six months ended June 30, 2017 and 2016. The condensed consolidated balance sheet of the Company as of December 31, 2016, has been derived from the audited consolidated balance sheet of the Company as of that date.
Principles of consolidation: The condensed consolidated financial statements include the accounts of RCHPH Holdings, Inc. and its wholly owned subsidiary, Hudson Products Holdings, Inc. Hudson Parent Corporation and Hudson Products Holdings Cooperatief UA are wholly owned subsidiaries of Hudson Products Holdings, Inc. Hudson Products Corporation (an operating entity and its wholly owned subsidiary, Hudson Heat Transfer International, Inc.), Hudson Products Middle East, LLC; Cofimco USA, Inc.; and Hudson-Cofimco, Limited are wholly owned subsidiaries of Hudson Parent Corporation; Premier Steel (1990) Inc., is a wholly owned subsidiary of Hudson Parent Corporation. During 2015, the Company’s Board of Directors resolved to close the Premier Steel (1990) location, and the Company is in the process of finalizing the liquidation and dissolution. Smithco Engineering, Inc. and Metal Services, Inc. (collectively Smithco) were wholly owned subsidiaries of Hudson Parent Corporation through December 29, 2016. During 2016, the Company’s Board of Directors resolved to consolidate manufacturing and merge the Smithco Engineering, Inc. and Metal Services, Inc. entities with and into the Hudson Products Corporation operating entity, and such merger was effective December 29, 2016. Hudson Products Netherlands B.V. is a wholly owned subsidiary of Hudson Products Holdings Cooperatief UA, and is the parent company of Cofimco Industrial Fans India Private, Ltd. and Cofimco S.r.l. Cofimco International (Shanghai) Trading Co., Inc. is a wholly owned subsidiary of Cofimco S.r.l.

7

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 1:	Nature of Operations and Summary of Significant Accounting Policies (continued)
During 2015, the Company’s Board of Directors resolved to close the Cofimco Industrial Fans India Private, Ltd. location, and the Company is in the process of finalizing the liquidation and dissolution. Certain restructuring and impairment charges were recorded in conjunction with the closures and mergers that occurred during 2016 as more fully discussed in Note 9. All significant intercompany accounts and transactions have been eliminated in consolidation.
Foreign currency translation and transactions: The financial statements of all consolidated non-U.S. subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity and a weighted-average exchange rate for each period for revenues and expenses. Foreign currency translation adjustments are recorded in stockholders’ equity (deficit) since the local currency of each subsidiary is the functional currency. Foreign currency transaction gains and losses are included in earnings to the extent that they affect functional currency cash flows. The Company has adopted the provisions of Accounting Standards Update (ASU) 2013-05, Foreign Currency Matters, with respect to accounting for the release of the cumulative translation adjustment to income upon the liquidation or substantially complete liquidation of foreign subsidiaries.
Goodwill: Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements. Goodwill in the accompanying condensed consolidated balance sheets relates to Hudson Products Corporation (the Hudson Products reporting unit); Cofimco USA, Inc.; Cofimco S.r.l. and certain other Cofimco subsidiaries (collectively the Cofimco reporting unit); and Smithco Engineering, Inc. and Metal Services, Inc. (collectively the Smithco reporting unit).

Note 2:	Goodwill
The changes in the carrying amount of goodwill for the six months ended June 30, 2017 and 2016, were:

	2017	2016
Balance as of January 1
Goodwill	$470,928	$470,928
Accumulated impairment losses	(306,640)	(290,622)
	164,288	180,306

Impairment losses	—	(16,018)
Balance as of June 30
Goodwill	470,928	470,928
Accumulated impairment losses	(306,640)	(306,640)

	$164,288	$164,288

8

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 2:	Goodwill (continued)
Goodwill is allocated to the three distinct reporting units of the Company. For the six months ended
June 30, 2016, because of overall market conditions, future earnings forecasts were revised. These revisions in conjunction with changes in overall market multiples resulted in a goodwill impairment loss of $16,018 for the six months ended June 30, 2016, which was not deductible for income tax purposes. The fair values of the reporting units of the Company were estimated using the expected present value of future cash flows for each respective reporting unit and relevant market data. No goodwill impairment was recognized for the six months ended June 30, 2017.
Note 3:    Inventories
Inventories consisted of the following at June 30, 2017, and December 31, 2016:

	June 30, 2017 (Unaudited)	December 31, 2016 (Audited)

Raw materials	$18,500	$16,936
Work-in-process	969	4,533
Finished goods	2,860	2,748
	$22,329	$24,217

Note 4:    Recently Issued Accounting Standards
In January 2017, the Financial Accounting Standards Board (FASB) issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which is intended to reduce the complexity surrounding testing goodwill for impairment. To simplify the subsequent measurement of goodwill, the amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company is currently evaluating the effect of this ASU on its consolidated financial statements and disclosures.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on eight specific cash flow issues. Management has concluded that implementation of this update will not have a material impact on the Company’s consolidated financial statements.

9

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 4:    Recently Issued Accounting Standards (continued)
In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which is intended to increase transparency and comparability of accounting for lease transactions. The ASU will require all leases to be recognized on the consolidated balance sheet as lease assets and lease liabilities. Lessor accounting remains similar to the current model, but updated to align with certain changes to the lessee model, e.g., certain definitions, such as initial direct costs, have been updated. Lessees will need to recognize a right of use asset and a lease liability for virtually all of their leases. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For statement of income purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit thresholds. The ASU will require both quantitative and qualitative disclosures regarding key information about leasing arrangements. The new standard must be adopted using a modified retrospective transition and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. The Company is currently evaluating the effect of this ASU on its consolidated financial statements and disclosures.
The FASB has issued ASU 2014-09, Revenue from Contracts with Customers (ASC 606), ASU 2015-14, Revenue from Contracts with Customers (ASC 606): Deferral of the Effective Date, ASU 2016-08, Revenue from Contracts with Customers (ASC 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10, Revenue from Contracts with Customers (ASC 606): Identifying Performance Obligations and Licensing, and ASU 2016-12, Revenue from Contracts with Customers (ASC 606): Narrow Scope Improvements and Practical Expedients, and ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, all of which amend existing revenue recognition guidance and require additional financial statement disclosures. The Company is currently evaluating the effect of these ASUs on its consolidated financial statements and disclosures.

Note 5:    Accumulated Other Comprehensive Loss
The components of accumulated other comprehensive loss included in stockholders’ equity (deficit) are as follows:

	June 30, 2017 (Unaudited)	December 31, 2016 (Audited)

Foreign currency translation adjustments	$(3,222)	$(5,029)
Net defined benefit pension plan deferred amounts	(365)	(365)

	$(3,587)	$(5,394)

The tax effect on the accumulated other comprehensive loss components above is insignificant and is not presented separately herein. During the six months ended June 30, 2016, a net amount of $559 was reclassified from accumulated other comprehensive loss to income in conjunction with the complete or substantially complete liquidation of certain foreign subsidiaries, and such amount is included in other

10

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 5:    Accumulated Other Comprehensive Loss (continued)
income (expense) on the condensed consolidated statements of operations and other comprehensive income (loss). No other amounts were reclassified from accumulated other comprehensive loss to income during the six months ended June 30, 2017 and 2016.
Note 6:    Related-Party Transactions
The Company purchases fan blades, structural steel and drafting services from Hudson Products de Mexico, S.A. de C.V. (HPM) for use in the manufacturing of air-cooled heat exchangers. Purchases from HPM were $4,912 and $2,495 for the six months ended June 30, 2017 and 2016, respectively. The Company had $2,323 and $1,542 due to HPM at June 30, 2017, and December 31, 2016, respectively. Accounts receivable from HPM were $190 and $72 at June 30, 2017, and December 31, 2016, respectively. All amounts and transactions disclosed with HPM are in U.S. dollars.
Management fees recorded by the Company to its majority stockholder, including out-of-pocket expenses and miscellaneous other expenses, totaled $534 and $525 for the six months ended June 30, 2017 and 2016, respectively. At June 30, 2017, and December 31, 2016, $5,492 and $4,967, respectively, was accrued in relation to such fees and are recorded in other long-term liabilities on the condensed consolidated balance sheets.
Note 7:    Commitments and Contingencies
General claims and litigation: The Company is subject to claims and lawsuits that arise in the ordinary course of business. It is management’s opinion that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the Company’s condensed consolidated financial position.
Long-term equity-based incentive payments: The Company has entered into agreements with certain employees whereby the Company is obligated to pay such employees amounts upon the attainment of certain targets and/or a change in control of the Company. Amounts are payable under these agreements if the estimated Investment Proceeds (as defined within the agreements) exceed certain thresholds stated in the agreements or if such proceeds create an internal rate of return for the majority stockholder in excess of an established threshold.

Note 8:    Disclosures About Fair Value of Assets and Liabilities
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable. There is a hierarchy of three levels of inputs that may be used to measure fair value:
Level 1    Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

11

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 8:    Disclosures About Fair Value of Assets and Liabilities (continued)

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
Nonrecurring measurements: Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying condensed consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.
Goodwill at June 30, 2016, was valued at fair value for a certain reporting unit due to recognized impairment. The implied fair value was estimated using recent market transactions on similar assets and discounted cash flows. Key inputs include comparability discounts, weighted average cost of capital and classified within Level 3 of the valuation hierarchy.
Testing and measuring impairment of goodwill is completed by management through the use of an independent valuation firm. Valuations and significant inputs developed by the independent valuation firm are reviewed by management for accuracy and reasonableness compared to expected changes for the period. The major inputs and methodology are provided to the management for approval as part of the valuation process.
Fair Value of Financial Instruments: The financial instruments recorded in the financial statements include cash and cash equivalents and long-term debt. The cash and cash equivalents are classified within Level 1 of the valuation hierarchy. Long-term debt is classified in Level 2 of the valuation hierarchy.

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying condensed consolidated balance sheets at amounts other than fair value.
Cash and Cash Equivalents
The carrying amount approximates fair value.
Long-Term Debt
Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities and determined through the use of a discounted cash flow model. The carrying amount approximates fair value.

Note 9:    Restructuring and Impairment
As a result of the closure of Cofimco Industrial Fans India Private, Ltd., the Company evaluated certain assets for impairment under Accounting Standards Codification Topic 360, which resulted in the identification of $94 of long-lived tangible asset impairment charges for this entity for the six months ended June 30, 2016. This amount was recorded in restructuring and impairment expenses on the condensed consolidated statements of operations and comprehensive income (loss). In conjunction with the closure of Cofimco Industrial Fans India Private, Ltd., the merger of Smithco Engineering, Inc. and Metal Services, Inc. into the Hudson Products Corporation operating entity, and also as a result of reductions in force at certain of the other subsidiaries, the Company recorded severance and related costs, as well as certain other restructuring charges in the amount of $1,123 and $407 for the six months ended

12

RCHPH Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
Six Months Ended June 30, 2017 and 2016 (Unaudited)
(In Thousands)

Note 9:    Restructuring and Impairment (continued)
June 30, 2017 and 2016. All of these amounts were recorded in restructuring and other impairment expense in the condensed consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2017, and 2016.

Note 10:    Change in Accounting Principle
Effective January 1, 2017, the Company changed its method of classifying deferred tax assets and liabilities in accordance with ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The effect of the change was to classify all deferred tax assets and liabilities as noncurrent amounts. Comparative financial statements of prior years have not been retrospectively adjusted. The change was made prospectively as of the beginning of the period.

Note 11:    Subsequent Events
Subsequent events have been evaluated through the date of the Independent Auditor’s Review Report, which is the date the condensed consolidated financial statements were issued.
On June 30, 2017, the Company entered into an agreement and plan of merger with Chart Industries, Inc. and Chart Sully Corporation. This agreement and plan of merger was subject to certain conditions, including consents of or filings with relevant antitrust authorities, and the merger ultimately became effective September 20, 2017. On this date, Chart Sully Corporation merged with and into the Company and the Company, as the surviving corporation of the merger, continued as a wholly owned subsidiary of Chart Industries, Inc.
The consummation of this transaction and change in control of the Company triggered recognition of expense under the Company’s long-term equity-based incentive arrangements of approximately $5,400 subsequent to June 30, 2017. In addition, the Company recorded investment banking fees totaling approximately $3,000, transaction fees to its majority stockholder totaling approximately $4,100, and other acquisition-related fees and expenses totaling approximately $3,400 subsequent to June 30, 2017, in conjunction with the consummation of this transaction.

13